CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 14, 2020, relating to the financial statements and financial highlights, which appears in T. Rowe Price Growth & Income Fund, Inc.’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Financial Statement” and "Documents Incorporated By Reference" in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

December 17, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 14, 2020, relating to the financial statements and financial highlights, which appears in T. Rowe Price U.S. Large-Cap Core Fund, Inc.’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings "Financial Statements" and "Documents Incorporated By Reference" in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

December 17, 2020